UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Sunnova Energy International Inc. on June 9, 2025, on June 9, 2025, Sunnova TEP Developer, LLC, a Delaware limited liability company (“Sunnova TEP Developer”), entered into that certain Solar Power System Purchase Agreement (the “Solar Power System Purchase Agreement”) with Lennar Homes, LLC, a Florida limited liability company (“Lennar”), pursuant to which, subject to the terms and conditions set forth in the Solar Power System Purchase Agreement, Lennar agreed to acquire (i) certain liabilities pertaining to certain system leases, system sale contracts and storage system sale contracts, and (ii) certain assets related to installed systems, warranties from manufacturers or suppliers of the installed systems, and rights to use easements (collectively, the “New Home WIP Assets” and such acquisition of the New Home WIP Assets, the “New Home WIP Transaction”).

On June 16, 2025, Sunnova Energy Corporation, a Delaware corporation (“SEC”), MoonRoad Services Group, LLC, a Delaware limited liability company (“MoonRoad Services”), Sunnova TEP 8-A, LLC, a Delaware limited liability company (“TEP 8-A”), Sunnova TEP Developer and Lennar entered into that certain Bill of Sale, Assignment and Assumption Agreement and Amendment to Purchase Agreement (the “Solar Power System Purchase Agreement Amendment”) to, among other things, amend the definition of “Seller” under the Solar Power System Purchase Agreement to include SEC, TEP 8-A and MoonRoad Services.

The foregoing summary of the Solar Power System Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Solar Power System Purchase Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference.

On June 16, 2025 the (“Closing Date”), the previously announced New Home WIP Transaction closed. On the Closing Date, pursuant to the terms of the Solar Power System Purchase Agreement, as amended, Lennar acquired the New Home WIP Assets for aggregate consideration in an amount in cash equal to approximately $15.2 million.

The foregoing summary of the Solar Power System Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Solar Power System Purchase Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 9, 2025 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1*
Bill of Sale, Assignment and Assumption Agreement and Amendment to Purchase Agreement, dated June 16, 2025, by and among Sunnova Energy Corporation, MoonRoad Services Group, LLC, Sunnova TEP 8-A, LLC, Sunnova TEP Developer, LLC and Lennar Homes, LLC.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).
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*    Certain portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. We agree to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: June 17, 2025	By:	/s/ David Searle
Name: David Searle
Title: Executive Vice President, General Counsel, and Chief Compliance Officer